EXHIBIT 99.1

NATIONAL HOME HEALTH CARE CORP.
ANNOUNCES CLOSING OF INVESTIGATION
RELATING TO CONNECTICUT SUBSIDIARY

        Scarsdale, New York, Monday, April 24, 2006. National Home Health Care Corp. (NASDAQ:NHHC) today announced that the United States Attorney’s Office in New Haven, Connecticut, has closed its investigation into possible violations of certain federal health care laws by its Connecticut home health care subsidiary. The subsidiary had received a subpoena seeking the production of documents in October 2003.

        The Company would like to thank its employees in Connecticut, especially the psychiatric nurses. The Company truly appreciates their loyalty and their ability to remain committed to its patients during this difficult time

        National Home Health Care Corp. is a provider of home health care and staffing services in the Northeast.

        This press release contains forward-looking statements that involve a number of risks and uncertainties. Forward-looking statements may be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “believe,” “estimate,” “project,” “anticipate,” “continue,” or similar terms, variations of those terms or the negative of those terms. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q, and other filings and releases. These include but are not limited to risks and uncertainties relating to whether the Company can identify, consummate and integrate on favorable terms acquisitions or market penetrations; market acceptance; pricing and demand for the Company’s services; changing regulatory environment; changing economic conditions; whether the Company can attract and retain qualified personnel; ability to manage the Company’s growth; and other risks detailed in the Company’s filings with the SEC.

CONTACT:	Steven Fialkow, President and Chief Executive Officer or Robert P. Heller, Chief Financial Officer (914) 722-9000.